Exhibit 23



                           CONSENT OF BDO SEIDMAN, LLP



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-84091) pertaining to the Harvey Electronics, Inc. Stock Option Plan of our report dated December 23, 2003, with respect to the financial statements of Harvey Electronics, Inc. included in the Annual Report (Form 10-K) for the years ended November 1, 2003 and October 26, 2002.





/s/BDO Seidman,LLP
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BDO Seidman, LLP

Melville, New York

January 30, 2004